SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                 Exchange Act of 1934 (Amendment No.        )


Filed by the registrant [X]
Filed by a party other than the registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement      [ ] Confidential, for Use of the Commission
                                         Only (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material pursuant to Rule 14a-11(c) or Rule 14a-12

                            TF Financial Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (Check the appropriate box):
  [X]   No fee required
  [ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

          (1) Title of each class of securities to which transaction applies:
--------------------------------------------------------------------------------

          (2) Aggregate number of securities to which transaction applies:
--------------------------------------------------------------------------------

          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0- 11. (set forth the amount on which the filing fee is calculated and state how it was determined):
--------------------------------------------------------------------------------

          (4) Proposed maximum aggregate value of transaction:
--------------------------------------------------------------------------------

          (5) Total fee paid:
--------------------------------------------------------------------------------

  [ ]     Fee paid previously with preliminary materials.
  [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

          (1) Amount previously paid:
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          (2) Form, Schedule or Registration Statement no.:
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          (3) Filing Party:
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          (4) Date Filed:
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

                            TF Financial Corporation








March 29, 2004

Dear Stockholders:

         On behalf of the Board of Directors and management of TF Financial Corporation, I cordially invite you to attend the 2004 Annual Meeting of Stockholders to be held at the Goodnoe Farm Restaurant, Durham Road and Sycamore Street, Newtown, Pennsylvania on April 28, 2004 at 10:00 a.m., Eastern time. The attached Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the meeting. During the meeting, I will also report on the operations of the company. Directors and officers of the company will be present to respond to any questions stockholders may have.

         At the Meeting, stockholders will elect two directors and ratify the appointment of the Company's independent auditor. In addition, you may be asked to consider and vote upon a stockholder proposal seeking your vote on a non-binding stockholder recommendation to remove any provisions in the Company's Certificate of Incorporation and Bylaws that segregate the Board of Directors into separate classes with staggered terms of office. Your Board of Directors has reviewed and carefully considered the stockholder proposal and unanimously recommends that you vote AGAINST the stockholder proposal.

         Whether or not you plan to attend the meeting, please sign and date the enclosed proxy card and return it in the accompanying postage-paid return envelope as promptly as possible. This will not prevent you from voting in person at the meeting, but will assure that your vote is counted if you are unable to attend the meeting. YOUR VOTE IS VERY IMPORTANT.


                                           Sincerely,

                                           /s/Kent C. Lufkin

                                           Kent C. Lufkin
                                           President and Chief Executive Officer

--------------------------------------------------------------------------------
                            TF FINANCIAL CORPORATION
                                  3 PENNS TRAIL
                           NEWTOWN, PENNSYLVANIA 18940
                                 (215) 579-4000
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          To be Held on April 28, 2004
--------------------------------------------------------------------------------

         NOTICE IS HEREBY GIVEN that the 2004 Annual Meeting (the "Meeting") of Stockholders of TF Financial Corporation, will be held at the Goodnoe Farm Restaurant, Durham Road and Sycamore Street, Newtown, Pennsylvania on April 28, 2004 at 10:00 a.m., Eastern time.

         The meeting is for the purpose of considering and acting upon:

                  1.       The  election  of  two   directors  of  TF  Financial
                           Corporation;

                  2. The ratification of the appointment of Grant Thornton LLP as the Company's independent auditor for the fiscal year ending December 31, 2004;

                  3. A stockholder proposal, if presented at the meeting, recommending the removal of any provisions in the Company's Certificate of Incorporation and Bylaws that segregate the Board of Directors into separate classes with staggered terms of office; and

                  4. The transaction of such other matters as may properly come before the meeting or any adjournments thereof. The Board of Directors is not aware of any other business to come before the meeting.

         Any action may be taken on the foregoing proposals at the meeting on the date specified above or on any date or dates to which, by original or later adjournment, the meeting may be adjourned. Stockholders of record at the close of business on March 22, 2004, are the stockholders entitled to notice of and to vote at the meeting and any adjournments thereof.

         You are requested to complete, sign and date the enclosed proxy card which is solicited by the Board of Directors and to return it promptly in the enclosed envelope. The proxy will not be used if you attend and vote at the meeting in person.

                                      BY ORDER OF THE BOARD OF DIRECTORS


                                      /s/Elizabeth Davidson Maier

                                      Elizabeth Davidson Maier
                                      Corporate Secretary

Newtown, Pennsylvania
March 29, 2004

--------------------------------------------------------------------------------
IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO ENSURE A QUORUM AT THE MEETING. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                 PROXY STATEMENT
                                       OF
                            TF FINANCIAL CORPORATION
                                  3 PENNS TRAIL
                           NEWTOWN, PENNSYLVANIA 18940
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                         ANNUAL MEETING OF STOCKHOLDERS
                                 APRIL 28, 2004
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     GENERAL
--------------------------------------------------------------------------------

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of TF Financial Corporation (the "Company") to be used at the 2004 Annual Meeting of Stockholders of the Company which will be held at the Goodnoe Farm Restaurant, Durham Road and Sycamore Street, Newtown, Pennsylvania on April 28, 2004 at 10:00 a.m., Eastern time. This proxy statement and the accompanying Notice of Annual Meeting of Stockholders, form of proxy and Annual Report are being first mailed to stockholders on or about March 29, 2004. The Company is the parent company of Third Federal Savings Bank (the "Bank"), TF Investments Corporation, Penns Trail Development Corporation and Teragon Financial Corporation.

         At the meeting, stockholders will consider and vote upon (i) the election of two directors and (ii) the ratification of the appointment of Grant Thornton LLP as the Company's independent auditor for the fiscal year ending December 31, 2004. In addition, if presented at the Meeting, stockholders will consider and act upon a stockholder proposal seeking your vote on a non-binding stockholder recommendation that any provisions in the Company's Certificate of Incorporation and Bylaws that segregate the Board of Directors into separate classes with staggered terms of office be removed. Your Board of Directors has reviewed and carefully considered the stockholder proposal and is unanimously opposed to it. The Board of Directors urges you to vote AGAINST the stockholder proposal. The Board of Directors knows of no additional matters that will be presented for consideration at the meeting. Execution of a proxy, however, confers on the designated proxy holder discretionary authority to vote the shares represented by such proxy in accordance with their best judgment on such other business, if any, that may properly come before the meeting or any adjournment thereof.

--------------------------------------------------------------------------------
                       VOTING AND REVOCABILITY OF PROXIES
--------------------------------------------------------------------------------

         Stockholders who execute proxies retain the right to revoke them at any time. Unless so revoked, the shares represented by such proxies will be voted at the meeting and all adjournments thereof. Proxies may be revoked by written notice to the Secretary of the Company at the address above or by the filing of a later dated proxy prior to a vote being taken on a particular proposal at the meeting. A proxy will not be voted if a stockholder attends the meeting and votes in person. Proxies solicited by the Board of Directors of the Company will be voted as specified thereon. If no specification is made, proxies will be voted "FOR" the nominees for director set forth herein, "FOR" the ratification of the appointment of Grant Thornton LLP as the Company's independent auditor for the fiscal year ending December 31, 2004 and "AGAINST" the stockholder proposal if presented at the meeting. The proxy confers discretionary authority on the persons named therein to vote with respect to the election of any person as a director if either of the nominees is unable to serve, or for good cause will not serve, and matters incident to the conduct of the meeting.

--------------------------------------------------------------------------------
                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF
--------------------------------------------------------------------------------

         Stockholders of record as of the close of business on March 22, 2004, (the "Record Date"), are entitled to one vote for each share of Common Stock of the Company then held. As of the Record Date, the Company had 2,885,502 shares of Common Stock outstanding and eligible to vote.

         The Certificate of Incorporation of the Company provides that in no event shall any record owner of any outstanding Common Stock which is beneficially owned, directly or indirectly, by a person who beneficially owns in excess of 10% of the then outstanding shares of Common Stock (the "Limit") be entitled or permitted to any vote with respect to the shares held in excess of the Limit. Beneficial ownership is determined pursuant to Rule 13d-3 of the General Rules and Regulations promulgated pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and includes (i) shares beneficially owned by such person or any of his or her affiliates (as defined in the Certificate of Incorporation), (ii) shares which such person or his or her affiliates have the right to acquire upon the exercise of conversion rights or options and (iii) shares as to which such person and his or her affiliates have or share investment or voting power, but shall not include shares beneficially owned by any employee stock ownership or similar plan of the issuer or any subsidiary.

         The presence in person or by proxy of at least a majority of the outstanding shares of Common Stock entitled to vote (after subtracting any shares held in excess of the Limit) is necessary to constitute a quorum at the meeting. For purposes of determining the votes cast with respect to any matter presented for consideration at the meeting only those votes cast "FOR" or "AGAINST" are included. Abstentions and broker non-votes (i.e., shares held by brokers on behalf of their customers, which may not be voted on certain matters because the brokers have not received specific voting instructions from their customers with respect to such matters) will be counted solely for the purpose of determining whether a quorum is present. In the event there are not sufficient votes for a quorum or to ratify or adopt any proposal at the time of the meeting, the meeting may be adjourned in order to permit the further solicitation of proxies.

         As to the election of directors, the proxy card being provided by the Board of Directors allows a stockholder to vote for the election of the nominees proposed by the Board of Directors, or to withhold authority to vote for any or all of the nominees being proposed. Under the Company's bylaws, directors are elected by a plurality of votes cast.

         Concerning all other matters that may properly come before the meeting, including the ratification of the appointment of the independent auditor and the stockholder proposal, by checking the appropriate box, a stockholder may: (i) vote "FOR" the item, or (ii) vote "AGAINST" the item, or (iii) "ABSTAIN" with respect to the item. Unless otherwise required, such matters shall be determined by a majority of votes cast affirmatively or negatively without regard to (a) broker non-votes, or (b) proxies marked "ABSTAIN" as to that matter.

Security Ownership of Certain Beneficial Owners and Management

         Persons and groups owning in excess of 5% of the Company's Common Stock are required to file reports regarding such ownership pursuant to the Exchange Act. The following table sets forth, as of the Record Date, certain information as to the Common Stock beneficially owned by persons and groups owning in excess of 5% of the Company's Common Stock and by management of the Company. Management knows of no persons or groups other than those set forth below who own more than 5% of the Company's outstanding shares of Common Stock as of the Record Date.

                                                                                        Percent of Shares of
Security Ownership of                                            Amount and Nature of       Common Stock
Certain Beneficial Owners                                        Beneficial Ownership       Outstanding
-------------------------                                        --------------------       -----------

Third Federal Savings Bank                                             218,486(1)              7.57%
Employee Stock Ownership Plan Trust
3 Penns Trail
Newtown, Pennsylvania  18940

Private Capital Management, Inc.                                       250,350(2)              8.68%
3003 Tamiami Trail North
Naples, Florida 33940

Jeffrey L. Gendell                                                     186,737(3)              6.47%
237 Park Avenue, 9th Floor
New York, New York 10017

John R. Stranford                                                      235,584(4)              7.85%
3 Penns Trail
Newtown, Pennsylvania  18940

                                                                                        Percent of Shares of
                                                                 Amount and Nature of       Common Stock
Security Ownership of Management                                 Beneficial Ownership       Outstanding
--------------------------------                                 --------------------       -----------
Kent C. Lufkin                                                           9,074(5)                *
    President and Chief Executive Officer

Dennis R. Stewart                                                       18,987(6)                *
   Executive Vice President and Chief Financial Officer

Floyd P. Haggar                                                         16,015(7)                *
    Senior Vice President and Chief Lending Officer

All directors and executive officers                                   839,129(8)             26.26%
    as a group (12 persons)


----------------
*    Less than 1%.
(1) The ESOP purchased such shares for the exclusive benefit of plan employee participants with borrowed funds. These shares are held in a suspense account and are allocated among ESOP participants annually on the basis of compensation as the ESOP debt is repaid. The ESOP Committee or the Board instructs the ESOP Trustee regarding investment of ESOP plan assets. The ESOP Trustee must vote all shares allocated to participant accounts under the ESOP as directed by participants. Unallocated shares and shares for which no timely voting direction is received are voted by the ESOP Trustee as directed by the Board of Directors or the ESOP Committee, subject to the fiduciary duty of the ESOP Trustee. In addition, the ESOP holds, as of the Record Date,144,669 shares which have been allocated under the ESOP to participant accounts.
(2) Based on an amended Schedule 13G filed with the Securities and Exchange Commission on February 13, 2004.
(3)  Based on beneficial ownership information obtained by the Company.
(4)  See footnote 7 on page 5.
(5) Includes 5,500 shares which may be acquired pursuant to the exercise of stock options which are exercisable within 60 days of the Record Date.
(6) Includes 8,100 shares which may be acquired pursuant to the exercise of stock options which are exercisable within 60 days of the Record Date.
(7) Includes 10,600 shares which may be acquired pursuant to the exercise of stock options which are exercisable within 60 days of the Record Date.
(8) Includes shares of Common Stock held directly as well as by spouses or minor children, in trust and other indirect beneficial ownership. Includes 34,123 shares held in the ESOP allocated to the accounts of executive officers of the

     Company and the Bank, 2,956 unvested restricted shares granted to executive officers and directors of the Company and the Bank pursuant to the Third Federal Savings Bank Management Stock Bonus Plan ("MSBP") which vest over five years at the rate of 20% per year, for which officers and directors possess sole voting power and no investment power until such shares vest, and options to purchase an additional 310,068 shares which executive officers and directors may acquire pursuant to the exercise of options exercisable within 60 days of the Record Date. Also includes 20,000 shares held by the Third Federal Savings Bank Retirement Plan Trust for which the trustees of the plan share equal voting power, each of whom disclaims beneficial ownership with respect to these shares.

--------------------------------------------------------------------------------
                       PROPOSAL I - ELECTION OF DIRECTORS
--------------------------------------------------------------------------------

General Information and the Nominees

         The Company's Certificate of Incorporation requires that directors be divided into three classes, each class as nearly equal in number as possible, each class to serve for a three year period, with approximately one-third of the directors elected each year. Mr. Thomas J. Gola, who served as a director since 1985, resigned from the Board for health reasons, effective January 1, 2004. The Board of Directors currently consists of six members. Two directors will be elected at the meeting to serve for a three-year term or until their respective successors have been elected and qualified.

         George A. Olsen and Dennis L. McCartney have been nominated by the Board of Directors to serve as directors. Messrs. Olsen and McCartney are both currently members of the Board. Should either be unavailable for election by reason of death or other unexpected occurrence, the enclosed proxy, to the extent permitted by applicable law, may be voted with discretionary authority in favor of the election of any substitute nominee.

         The following table sets forth information with respect to the nominees for director and the directors continuing in office, including their names, ages, the years they first became directors of the Company or the Bank, and the number and percentage of shares of the Common Stock beneficially owned by each as of the Record Date. Each director of the Company is also a member of the Board of Directors of the Bank with the exception of John R. Stranford.

                                                                  Shares of
                                      Year First       Current   Common Stock
                                      Elected or       Term to   Beneficially      Percent
            Name        Age(1)       Appointed(2)       Expire     Owned(3)        of Class
            ----        ------       ------------       ------     --------        --------
                      BOARD NOMINEES FOR TERM TO EXPIRE IN 2007

George A. Olsen           75             1982            2004        81,734(4)(5)    2.79%
Dennis L. McCartney       61             2000            2004        13,972(6)       0.48%

                            DIRECTORS CONTINUING IN OFFICE

John R. Stranford         62             1994            2005       235,584(7)       7.85%
Albert M. Tantala         65             1984            2005        92,604(8)       3.20%
Carl F. Gregory           69             1976            2006       126,751(9)       4.33%
Robert N. Dusek           64             1974            2006        92,772(4)(5)    3.17%

--------------
(1)  At December 31, 2003.
(2)  Refers to the year the individual first became a director of the Bank.
(3) Includes shares of Common Stock held directly as well as by spouses or minor children, in trust and other indirect ownership, over which shares the individuals effectively exercise sole or shared voting and investment power, unless otherwise indicated.
(4) Excludes 218,486 unallocated shares of Common Stock held under the Employee Stock Ownership Plan ("ESOP") for which such individual serves as a member of the ESOP Committee or as a Trustee. Such individual disclaims beneficial ownership with respect to such shares held in a fiduciary capacity.
(5) Includes 44,237 shares which may be acquired pursuant to the exercise of stock options which are exercisable within 60 days of the Record Date.
(6) Includes 6,000 shares which may be acquired pursuant to the exercise of stock options which are exercisable within 60 days of the Record Date.
(7) Includes 116,415 shares which may be acquired pursuant to the exercise of stock options which are exercisable within 60 days of the Record Date. Includes 14,891 shares held in the ESOP allocated to Mr. Stranford's account.
(8) Includes 9,400 shares which may be acquired pursuant to the exercise of stock options which are exercisable within 60 days of the Record Date.
(9) Includes 41,813 shares which may be acquired pursuant to the exercise of stock options which are exercisable within 60 days of the Record Date.

Biographical Information

         The principal occupation of each director, nominee for director and executive officer of the Company for the last five years is set forth below.

         Robert N. Dusek is Chairman of the Board of the Company. Mr. Dusek is the owner and president of Direction Associates, Inc., Spring House, Pennsylvania, a professional planning, urban design and real estate advisory organization founded in 1972. Consulting services have been provided to more than 250 corporate, institutional, municipal and individual clients seeking design, project financial structuring, land acquisition assistance and real estate development advice. The organization has been involved in planning hundreds of multi-family residential, industrial, commercial, redevelopment and institutional projects throughout Pennsylvania.

         Carl F. Gregory is Chairman Emeritus of the Bank Board and a director. He retired as Chief Executive Officer of the Bank in January 1995. Mr. Gregory retired as President of the Bank in 1993, a position he had held since July 1982. He has been with the Bank since 1962. Mr. Gregory is a Trustee of Holy Family University, and is serving his third term as Vice Chairman. He is President of the

Frankford Hospital Foundation. Mr. Gregory is currently serving on the Board of the Northeast Branch YMCA and on the Advisory Board of the Newtown Chamber Orchestra. Mr. Gregory is a former member of the Advisory Council of the Federal Reserve Bank having served two non-consecutive terms.

         Dennis L. McCartney has been a director of Penns Trail Development Corporation, a subsidiary of TF Financial Corporation, since 1998. He is General Manager-East for the Real Estate Division of United States Steel Corporation. Mr. McCartney serves as a board member of the Bucks County Enterprise Zone Committee and the Bucks County Economic Development Council.

         George A. Olsen is Chairman of the Board of the Bank. Mr. Olsen retired from Kingsbury, Inc., Philadelphia, Pennsylvania, a bearing manufacturer in September 1993, where Mr. Olsen served as President and CEO. Mr. Olsen serves on the Board of Holy Family University. He also is the past President of the Settlement Music School, the former Director of the YMCA of Philadelphia and Board Chairman of the Northeast Branch YMCA.

         John R. Stranford was employed by the Bank for over 35 years. Mr. Stranford served as President and Chief Executive Officer of the Company and the Bank from January 1995 until his retirement on June 30, 2003. Prior to becoming President and Chief Executive Officer, Mr. Stranford served as President from January 1994 and as Executive Vice President and Chief Operating Officer of the Bank since 1984. Mr. Stranford is a former member of the Federal Reserve Bank Advisory Council.

         Albert M. Tantala, Sr. is a director of the Bank board and has served on various Bank committees. Mr. Tantala is the founding principal, President and CEO of a regional consulting-engineering firm. He is a trustee of the Frankford Day Nursery, of Holy Family University, and of the Frankford Hospital Foundation. Mr. Tantala served for more than six years on the Pennsylvania State Registration Board for Professional Engineers, Land Surveyors and Geologists, including two years as Board President. He retired as a U.S. Army officer in 1989 with 28 years of service. Mr. Tantala is past President of the Philadelphia Section of the American Society of Civil Engineers, the Bridesburg Civic Association and the Frankford Optimist Club.

         Kent C. Lufkin currently serves as President and Chief Executive Officer of the Company and the Bank and was appointed to such offices effective June 30, 2003. He joined the Bank in 2000 and formerly served as Senior Vice President and Retail Banking Officer. Mr. Lufkin's's prior experience includes four years as President and Chief Executive Officer at Roebling Bank in Roebling, New Jersey. Mr. Lufkin serves as a Board member and Treasurer of Big Brothers and Big Sisters of New Jersey.

         Dennis R. Stewart is Executive Vice President and Chief Financial Officer of the Bank and the Company. Before becoming Executive Vice President, he served as Senior Vice President and Chief Financial Officer since May 1999. Prior to that, Mr. Stewart served as Executive Vice President and Chief Financial Officer of First Coastal Bank in Virginia Beach, Virginia, where he had been employed since 1990.

         Elizabeth Davidson Maier is Senior Vice President and Corporate Secretary of the Company. She has been with the Bank since 1964. Ms. Maier has been an officer of the Bank since 1974 and is currently a Senior Vice President. Prior to that, Ms. Maier held various positions at the Bank.

Meetings and Committees of the Board of Directors

         The Company is governed by a Board of Directors and various committees of the Board which meet regularly throughout the year. During the year ended December 31, 2003, the Board of Directors of the Company held eight regular meetings and no special meetings. No director attended fewer than 75% of the total meetings of the Board of Directors of the Company, the Bank and Committees on which such director served during the year ended December 31, 2003.

         The Company is the parent company of the Bank and does not pay any cash compensation to the executive officers of the Company. The Company's Compensation Committee administers the Directors and Senior Management Incentive Compensation Plan. The Compensation Committee of the Bank determines compensation and benefits for the executive officers. The Compensation Committee of the Bank is also responsible for all matters regarding compensation and benefits, hiring, termination and affirmative action issues for other officers and employees of the Bank. The Compensation Committee of the Company is comprised of Messrs. Dusek (Chair), Olsen and Gregory and met one time in 2003. The Compensation Committee of the Bank is comprised of Messrs. Dusek (Chair), Olsen, Gregory and Swanstrom and met three times in 2003.

         The Audit Committee of the Company is comprised of Directors Olsen (Chair), Gregory, Tantala and McCartney. All members of the Audit Committee have been determined by the Board of Directors to be independent under the rules of the Nasdaq Stock Market. The Board of Directors has determined that Mr. Gregory is an Audit Committee Financial Expert within the meaning of the regulations of the Securities and Exchange Commission.

         The Audit Committee annually selects the independent auditors and meets with the accountants to discuss the annual audit. The Audit Committee is further responsible for internal controls for financial reporting. The Audit Committee met four times during the year ended December 31, 2003. The Board of Directors has reviewed, assessed the adequacy of and approved a formal written charter for the Audit Committee. The full text of the Charter of the Audit Committee is attached as an appendix to this proxy statement.

Principal Accounting Firm Fees

         Audit Fees. The aggregate fees billed by Grant Thornton LLP for professional services rendered for the audit of the Company's annual consolidated financial statements and for the review of the consolidated financial statements included in the Company's Quarterly Reports on Form 10-Q for the fiscal years ended December 31, 2003 and 2002 were $89,309 and $104,350, respectively.

         Audit Related Fees. The aggregate fees billed by Grant Thornton LLP for assurance and related services related to the audit of the annual financial statements and to the review of the quarterly financial statements for the years ended December 31, 2003 and 2002 were $12,000 and $12,000, respectively.

         Tax Fees. The aggregate fees billed by Grant Thornton LLP for professional services rendered for tax compliance, tax advice or tax planning for the years ended December 31, 2003 and 2002 were $45,776 and $33,098, respectively.

         All Other Fees. The aggregate fees billed by Grant Thornton LLP for professional services rendered for services or products other than those listed under the captions "Audit Fees," "Audit-Related

Fees," and "Tax Fees" for the years ended December 31, 2003 and 2002 were $21,730 and $15,975, respectively, and consisted of audits of benefit plans.

         It is the Audit Committee's policy to pre-approve all audit and non-audit services prior to the engagement of the Company's independent auditor to perform any service. All of the services listed above for 2002 and 2003 were approved by the Audit Committee prior to the service being rendered.

Report of the Audit Committee

         For the fiscal year ended December 31, 2003, the Audit Committee (i) reviewed and discussed the Company's audited financial statements with management, (ii) discussed with the Company's independent auditor, Grant Thornton LLP, all matters required to be discussed under Statement on Auditing Standards No. 61, and (iii) received from Grant Thornton LLP disclosures regarding its independence as required by Independence Standards Board Standard No. 1 and discussed with Grant Thornton LLP its independence. Based on the foregoing review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2003.

         Audit Committee:
                  George A. Olsen (Chair), Carl F. Gregory, Albert M. Tantala and Dennis L. McCartney

Director Nomination Process

         The Company does not have a standing nominating committee. The independent directors of the Company serve the functions of a nominating committee for selecting the management's nominees for election of directors in accordance with the Company's Bylaws. As defined by Nasdaq, each of the six directors, other than John R. Stranford, is an independent director. The independent directors met once during the year ended December 31, 2003 in this capacity. The Board feels it is appropriate for the independent directors to serve this function without forming a standing committee because the Company has a relatively small Board, making action by committee unnecessary for purposes of managing nominations. Because there is not a standing committee, the Company does not have a nominating committee charter, however, the Board has adopted a written policy addressing the nominating function.

         The Company does not pay fees to any third party to identify or evaluate or assist in identifying or evaluating potential nominees. The process for identifying and evaluating potential Board nominees includes soliciting recommendations from directors and officers of the Company and its wholly-owned subsidiary, Third Federal Savings Bank. Additionally, the Board will consider persons recommended by stockholders of the Company in selecting the Board's nominees for election. There is no difference in the manner in which persons recommended by directors or officers versus persons recommended by stockholders in selecting Board nominees are evaluated.

         To be considered in the selection of Board nominees, recommendations from stockholders must be received by the Company in writing by at least 120 days prior to the date the proxy statement for the previous year's annual meeting was first distributed to stockholders. Recommendations should identify the submitting stockholder, the person recommended for consideration and the reasons the submitting stockholder believes such person should be considered. Persons recommended for consideration as Board nominees should meet the director qualification requirements set forth in Article III, Sections 15 to 18 of the Company's Bylaws, which require that (i) directors must be stockholders of the Company, beneficially owning at least 5,000 shares; (ii) directors of the Company must reside within sixty miles of the Company's main office in Newtown, Pennsylvania; (iii) directors may not serve as a management official of another depository institution or depository holding company as those terms are defined by the regulations of the Office of Thrift Supervision; and (iv) directors must be persons of good character and integrity and must also have been nominated by persons of good character and integrity. The Board also believes potential directors should be knowledgeable about the business activities and market areas in which the Company and its subsidiaries engage.

Stockholder Communications

         The Board of Directors does not have a formal process for stockholders to send communications to the Board. In view of the infrequency of stockholder communications to the Board of Directors, the Board does not believe that a formal process is necessary. Written communications received by the Company from stockholders are shared with the full Board no later than the next regularly scheduled Board meeting. The Board encourages, but does not require, directors to attend the annual meeting of stockholders. All of the Board's members attended the 2003 annual meeting of stockholders.

--------------------------------------------------------------------------------
                   DIRECTOR AND EXECUTIVE OFFICER COMPENSATION
--------------------------------------------------------------------------------

Director Compensation

         Each director of the Company is also a director of the Bank, with the exception of John R. Stranford who serves as a director of the Company only. For 2003, non-employee directors of the Company received a quarterly retainer of $3,000 ($16,400 for the Chairman of the Company's Board). During 2003, each non-employee director of the Bank received a fee of $1,000 per board meeting attended ($2,500 for the Chairman of the Bank's Board) and $500 per committee meeting attended ($600 for the Chairman of the Committee). For the fiscal year ended December 31, 2003, total fees paid to directors were $223,900. Previously, directors received awards of stock options and restricted stock which vest over five years at the rate of 20% per year. Each non-employee director received a payment under the long- term incentive plans of $18,545 during 2003, which included $8,147 in deferred compensation for 2002 and $9,412 in long-term deferred compensation for 2000, plus $986 interest on the deferred compensation for 2000.

Executive Compensation

         The Company has no full time employees, relying upon employees of the Bank for the limited services required by the Company. All compensation paid to officers and employees is paid by the Bank.

         Report of the Compensation Committee of the Bank on Executive Compensation. The Committee had three meetings during 2003, at which time it reviewed, evaluated and approved executive compensation and benefit recommendations. The Bank's executive compensation programs consist of elements that vary based on corporate performance (variable pay) and elements that do not (fixed pay). The variable component is substantial. Variable pay elements include stock compensation plans and a long-term incentive plan, which are further discussed below. These variable performance based elements (as determined in the year earned) represent from 15% to 33% of total compensation for each executive covered under such plans. All plans are developed based on competitive information and administered to balance the interests of the executives with the performance of the Bank and the interests of the Company's stockholders.

         The executive compensation program of the Company is designed to:

o Support a pay-for-performance policy that differentiates compensation based on corporate and individual performance;

o Motivate employees to assume increased responsibility and reward them for their achievement;

o Provide compensation opportunities that are comparable to those offered by other leading companies, allowing the Company to compete for and retain top quality, dedicated executives who are critical to the Company's long-term success; and

o    Align  the  interests  of  executives  with  the  long-term   interests  of
     stockholders through award opportunities that can result in ownership of Common Stock.

         The Committee believes that the most meaningful performance and pay equity comparisons are made against companies of similar size and with similar business interests. In keeping with this belief, the Committee reviews various published surveys of compensation paid to employees performing similar duties for depository institutions and their holding companies, with a particular focus on the level of compensation paid by comparable institutions in and around the Bank's market area, including institutions with total assets of between $500 million and $800 million.

         The companies chosen for compensation comparisons in the most recent competitive study are not the same companies that comprise the published industry index in the performance graph set forth below. The Committee believes that the most direct competitors for executive talent are not necessarily all of the companies that would be included in a published industry index for comparing total stockholder value.

         The Committee believes that equity and earnings per share are the most appropriate measures for evaluating the Company's results. The Company's Senior Management Long-Term Incentive Plan relies on such equity and earnings per share performance as a primary determinant of incentive payouts.

         The Company's and the Committee's intent is to provide executive compensation consisting of base salaries, which when combined with awards made under the Senior Management Long-Term Incentive Plan and grants made under the Company's stock compensation plans, result in total compensation levels which approximate the relative rankings of asset size and earnings performance within the peer group. Each compensation decision is based on what is competitive for that compensation element relative to the peer group, as well as the impact of such decision on total compensation.

         Because pay and performance levels at peer companies are not known at the time compensation decisions are made, the Committee does not know if the target compensation levels have been met until such peer information is made public. Therefore, the Committee looks at the historical relationship between pay and performance over a one-year period. It is the Committee's intent to address any variance between performance rank and compensation rank with future compensation decisions.

         To continue to meet these objectives, the Committee may from time to time change or adjust one or more of the Company's executive compensation plans or recommend the same to the Board of Directors, as it deems appropriate.

         Base Salary. The Company's base salary program targets base salaries for executive officers at the low to middle end of the market range. As indicated above, the "market" for the Company is comparable institutions in and around the Bank's market area, including institutions with total assets of between $500 million and $800 million. The Committee believes that base salary should be reflective of the executive's scope of responsibility, and further, that asset size is the best indicator of scope of responsibility. Accordingly, base salaries for executives are targeted to have the same relative rank among the peer group as asset size.

         Long-Term  Incentive  Program.   The  long-term  incentive  program  is
composed of the following:

o The Company's stock compensation plans, which are made up of two elements: stock options and restricted stock awards. The Committee believes that issuing stock options and restricted stock to executives benefits the Company's stockholders by encouraging and enabling executives to own the stock of the Company, thus aligning executive pay with stockholder interests.

o The Company's Senior Management Long-Term Incentive Plan, which pays cash awards based on equity and earnings per share performance. The Company's equity and earnings per share for the period, and individual performance, are considered in determining actual payouts from the plan.

         The 2003 mix of the long-term incentive program awards was set subjectively. In determining the mix, the Committee balanced rewards for past performance with incentives for future performance, and took into account such factors as overall risk of the pay package, award sizes in prior years and cash/stock mix. Current holdings of stock were not considered. No acceleration of vesting or of payouts occurred under these plans in 2003.

         2003 Compensation for the CEO. During the year ended December 31, 2003, Mr. Lufkin received a base salary of $175,000. In addition, Mr. Lufkin is eligible to participate in the same executive compensation plans available to the other executive officers as described above. Mr. Lufkin's Senior Management Long-Term Incentive Plan payout was based primarily on the Company's equity and earnings per share, and included a subjective assessment of individual performance. In this regard, the Committee considered overall financial performance of the Company, and its success in meeting strategic objectives. The variable performance based portion was approximately 15.36% of Mr. Lufkin's total compensation.

         Compensation Committee of the Bank:
                  Robert N. Dusek (Chair), George A. Olsen, Carl F. Gregory and Kenneth A. Swanstrom

         Stock Performance Graph. Set forth below is a performance graph for the Common Stock for the period from December 31, 1998 through December 31, 2003. The performance graph compares the cumulative total stockholder return on the Common Stock with (a) the cumulative total stockholder return on stocks included in the Nasdaq U.S. Stock Market Index, (b) the cumulative total stockholder return on stocks included in the SNL OTC Thrift Index and (c) the cumulative total stockholder return on stocks included in the SNL $500 million - $1 billion Thrift Index. The Nasdaq index was prepared by the Center for Research in Security Prices (CRSP) at the University of Chicago, and the SNL indices were prepared by SNL Securities, LC, Charlottesville, Virginia. The SNL $500 million to $1 billion Thrift and OTC Thrift Indices are included in the performance graph because these indices track the performance of thrift institutions similar to the Company. Comparison with the Nasdaq Stock Market Index and the thrift indices assumes the investment of $100 as of December 31, 1998. The cumulative total return for each index and for the Company is computed with the reinvestment of dividends that were paid during the period.

                               [GRAPHIC OMITTED]

-----------------------------  --------    --------    --------   --------   ---------  --------
                               12/31/98    12/31/99    12/31/00   12/31/01    12/31/02  12/31/03
-----------------------------  --------    --------    --------   --------   ---------  --------
Nasdaq U.S. Market Index           $100        $185        $112       $ 89        $ 61      $ 92
-----------------------------  --------    --------    --------   --------   ---------  --------
SNL OTC Thrift Index                100          86         108        138         177       267
-----------------------------  --------    --------    --------   --------   ---------  --------
SNL $.5B-$1B Thrift Index           100          82          93        131         183       261
-----------------------------  --------    --------    --------   --------   ---------  --------
TF Financial Corporation            100          79         104        135         162       229
-----------------------------  --------    --------    --------   --------   ---------  --------

         There can be no assurance that the Company's future stock performance will be the same or similar to the historical stock performance shown in the graph above. The Company neither makes nor endorses any predictions as to stock performance.

         The information set forth above under the subheadings "Report of the Compensation Committee on Executive Compensation" and "Stock Performance Graph"
(i) shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission or subject to Regulation 14A or the liabilities of Section 18 of the Exchange Act, and (ii) notwithstanding anything to the contrary that may be contained in any filing by the Company under such Act or the Securities Act of 1933, as amended, shall not be deemed to be incorporated by reference in any such filing.

         Summary Compensation Table. The following table sets forth compensation awarded to the Chief Executive Officer and certain other executive officers for the three years ended December 31, 2003. All compensation is paid by the Bank.

                                                                                    Long-Term Compensation
                                                                             -------------------------------------
                                              Annual Compensation                     Awards            Payouts
                                     --------------------------------------  ------------------------ ------------
                                                                                          Securities
                                                                              Restricted  Underlying
     Name and                                              Other Annual         Stock      Options/      LTIP          All Other
Principal Position        Year        Salary      Bonus    Compensation (1)     Awards(2)    SARs(#)    Payouts (3) Compensation (4)
------------------        ----        ------      -----    ----------------     ---------    -------    ----------------------------
John R. Stranford         2003        $275,000   $     -       $3,000           $     -           -      $73,080          $43,722
President and Chief       2002         260,000         -        4,000                 -           -       91,175           28,589
Executive Officer(5)      2001         240,000         -        4,000                 -           -       67,052           24,023

Kent C. Lufkin            2003        $175,000   $     -       $    -           $15,595       4,398      $14,258          $20,564
President and Chief       2002         120,000         -            -                 -       1,500       21,803           11,058
Executive Officer(6)      2001         110,000         -            -                 -       3,000            -            9,781

Dennis R. Stewart         2003        $150,000   $     -       $    -           $     -       2,500      $35,055          $25,148
Executive Vice            2002         125,000         -            -            24,710       1,500       21,803           12,568
President and Chief       2001         115,000         -            -            21,100       3,000       12,550           11,393
Financial Officer

Floyd P. Haggar           2003        $115,000   $     -       $    -           $     -       2,000      $20,797          $20,125
Senior Vice President     2002         115,000    10,000            -                 -           -       44,002           12,958
and Chief Lending         2001         115,000         -            -                 -           -       12,550           11,752
Officer

--------------
(1) Represents board fees paid to Mr. Stranford as a director of Penns Trail Development Corporation.
(2) For 2003, represents the grant of 456 shares of restricted Common Stock to Mr. Lufkin pursuant to the MSBP on December 17, 2003. As of December 31, 2003, the number and aggregate market value of unvested restricted stock were as follows: Mr. Lufkin 756 shares ($25,855); Mr. Stewart 2,000 shares ($68,400); and Mr. Haggar 200 shares ($6,840). These awards vest 20% per year. Any dividends paid on the Common Stock are also paid on MSBP shares. All awards to Mr. Stranford under the MSBP are fully vested.
(3) Payouts in 2003 represent the deferred cash amounts for 2002. The payout amount for Messrs. Stranford, Stewart and Haggar in 2003 also includes long-term deferred compensation for 2000 totaling $40,338, $18,824 and $18,824 and interest of $4,227, $1,973 and $1,973 on those amounts.
(4) Includes approximately 1,190, 496, 591 and 552 shares allocated to Messrs. Stranford, Lufkin, Stewart and Haggar in 2003 under the ESOP which, based upon a stock price of $34.20, had an aggregate value of $40,698, $16,963, $20,212 and $18,878. Also includes $750 allocated, in 2003, to Messrs. Lufkin, Stewart and Haggar under the 401(k) Plan. Also includes the imputed value of life insurance for Messrs. Stranford, Lufkin, Stewart and Haggar of $1,584, $552, $552 and $497, respectively, for 2003. For Messrs. Stranford, Lufkin and Stewart, also includes car allowance of $1,440, $2,299 and $3,634, respectively, in 2003.
(5) Mr. Stranford retired from the Company and the Bank effective June 30, 2003 and now serves only as a director of the Company.
(6) Effective June 30, 2003, Mr. Lufkin became President and Chief Executive Officer of the Company and the Bank. He formerly held the position of Senior Vice President and Retail Banking Officer of the Bank.

         Long-Term Incentive Plans. Effective January 1, 1996, the Board adopted a Directors and Senior Management Incentive Compensation Plan. The Plan targets an annual bonus pool up to 7.00% of net income of the Bank to the extent that growth in net income equals up to 5% per year. Awards under the plan will be allocated to directors (40%) and senior management (60%). Awards will be paid-out 40% immediately ("Short-Term Award") and 60% deferred for two years ("Long-Term Award"). The Long- Term Award shall be adjusted prior to payment:
(a) assuming a 500 basis point per year earnings credit, and (b) a reduction of 10% for each 1% or fraction thereof that the average annual earnings per share growth during the two year deferral period does not equal 10%. With respect to senior management, Long-Term Awards will be paid prior to the end of the deferral period upon death, disability, retirement after age 55 and 10 years of service or a Change in Control. Long-Term Awards will be forfeited upon termination for "cause" or other resignation or termination from service. Directors shall not be subject to a minimum retirement age or length of service requirement. The management awards shall be subject to a multiplier of 300% for such Plan Year with regard to net income growth exceeding 5%. The Plan shall be administered by the Board or a Committee of the Board. Participation by management may be reviewed and modified by the Plan Committee annually for the subsequent plan year.

                                            LONG-TERM INCENTIVE PLAN AWARDS TABLE
                                Long-Term Incentive Plan Awards in Last Fiscal Year
                                                             Estimated Future Payouts under Non-Stock Price Based Plans
                                        Performance or       ----------------------------------------------------------
                    Number of Shares,    Other Period
                     Units, or Other   Until Maturation        Threshold             Target               Maximum
     Name             Rights (#)(1)      or Payout(2)         ($ or #)             ($ or #)(3)          ($ or #)(4)
     ----             -------------      ------------         --------             -----------          -----------
Kent C. Lufkin                 -          1/03 - 12/05               -                 $0                     -
Dennis R. Stewart              -          1/03 - 12/05               -                 $0                     -

------------
(1) Percentage awarded to each individual of the fund reserved for award to senior management and directors.
(2) Payout of awards to be made at the rate of 40% in January 2004, and the remainder in January 2006.
(3) Plan award accrued for the year ended December 31, 2003. See "Summary Compensation Table" for 2003 payments for previously accrued awards.
(4)  There is no maximum award under the plan.

         As a result of the restructuring of Federal Home Loan Bank advances undertaken during 2003, the income goals set under this Plan were not met during 2003.

         Stock  Option  Plans.   The  following   tables  set  forth  additional
information concerning options granted under the 1994 and 1997 Stock Option Plans during the year ended December 31, 2003.

                                                                                              Potential Realizable Value
                                           Option Grants in Last Fiscal Year                  at Assumed Annual Rates of
                                           ---------------------------------                 Stock Price Appreciation for
                                                   Individual Grants                                  Option Term
                         ------------------------------------------------------------------- ------------------------------
                                Percent of Total
                          Number of      Options Granted to
                           Options          Employees in       Exercise Price     Expiration
         Name              Granted          Fiscal Year          ($/Share)           Date             5% ($)      10% ($)
         ----              -------          -----------          ---------           ----             ------      -------
Kent C. Lufkin              4,398              13.99%            $34.14            12/17/13           94,427     239,297
Dennis R. Stewart           2,500               7.95%            $34.14            12/17/13           53,676     136,026
Floyd P. Haggar             2,000               6.36%            $34.14            12/17/13           42,941     108,821

                      Aggregated Option/SAR Exercises in Last Fiscal Year, and FY-End Option/SAR Value
                      --------------------------------------------------------------------------------
                                                                Number of Securities             Value of Unexercised
                                                               Underlying Unexercised          In-The-Money Options/SARs
                                                                    Options/SARs                     at FY-End ($)
                                                                    at FY-End (#)
                        Shares Acquired        Value
Name                    on Exercise (#)      Realized ($)      Exercisable/Unexercisable  Exercisable/Unexercisable
----                    ---------------      ------------      -------------------------  -------------------------
John R. Stranford             26,085(1)       $577,469               116,415/ -                   $2,385,121/$ -    (2)
Kent C. Lufkin                     -                -                  5,500/8,398                  $100,385/$56,166(3)
Dennis R. Stewart                  -                -                  8,100/5,900                  $123,230/$44,170(4)
Floyd P. Haggar                    -                -                 10,600/3,400                  $148,320/$29,450(5)

--------------
(1)  Such options were exercised on January 2, 2004.
(2) Based upon an exercise price per share of $11.50 for 61,415 options, $14.75 for 10,000 options and $16.50 for 45,000 options. The closing stock price as of December 31, 2003 was $34.20 per share.
(3) Based on an exercise price per share of $13.9375 for 5,000 options, $20.30 for 3,000 options,$25.35 for 1,500 options and $34.14 for 4,398 options.
(4) Based on an exercise price per share of $20.125 for 5,000 options, $13.25 for 2,000 options, $20.30 for 3,000 options, $25.35 for 1,500 options and $34.14 for 2,500 options.
(5) Based on an exercise price per share of $28.00 for 5,000 options,$13.25 for 7,000 options and $34.14 for 2,000 options.

         Change in Control Severance Agreements. The Bank has entered into a change in control severance agreement with Kent C. Lufkin, President and Chief Executive Officer, Dennis R. Stewart, Executive Vice President and Chief Financial Officer, and Floyd P. Haggar, Senior Vice President and Chief Lending Officer. The severance agreement for Mr. Lufkin has a term of three years. The severance agreements for Messrs. Stewart and Haggar both have a term of twenty-four months. The agreements are terminable by the Bank for "just cause" as defined in the agreements. If the Bank terminates the employee without just cause following a "change in control" as defined in such agreements, the employee will be entitled to a severance payment. With respect to Mr. Lufkin's agreement, such agreement contains a provision stating that in the event of the termination of employment in connection with any change in control of the Bank, the employee will be paid an amount equal to 2.99 times the employee's most recent three calendar years' average annual taxable compensation. The agreements with Messrs. Stewart and Haggar provide for payments equal to 200% of the prior three calendar years' average annual taxable compensation upon termination of employment following a change in control. If such payments were to be made under the agreements as of December 31, 2003, such payments would equal approximately $303,471, $351,386, and $339,998 with respect to Messrs. Lufkin, Stewart and Haggar, respectively. It is anticipated that all such payments made by the Bank under such agreements would be a tax-deductible compensation expense for federal tax purposes. The aggregate payments that would be made to such individuals net of the federal tax benefit would be an expense to the Bank, thereby reducing net income and the Bank's capital by such amount. The agreements may be renewed annually by the Board of Directors within the Board's sole discretion.

Other Benefits

         Pension Plan. The Pension Plan provides for monthly payments to each participating employee at normal retirement age (age 65). For accruals before January 1, 1998, the annual benefit payable as a life annuity under the Pension Plan is equal to 45% of Final Average Compensation plus 19.5% of Final Average Compensation in excess of the Covered Compensation in effect for the year of benefit determination, reduced for each year of service less than 30. Where the percentage results in an amount that exceeds the allowable limits under the Internal Revenue Code (the "Code"), such amount shall be reduced to the maximum allowable amount. For purposes of benefit calculations, Final Average Compensation is defined as the average of total compensation for the five highest years. For accruals after December 31, 1997, the annual benefit payable as a life annuity under the Pension Plan is equal to 45% of Average Compensation reduced for each year of service less than 30. Average Compensation is defined as the average of total compensation for all years beginning after December 31, 1997. A participant may elect an early retirement at age 55 with 5 years of service at a reduced monthly benefit. At December 31, 2003, Messrs. Lufkin, Stewart and Haggar had 4 years, 5 years and 6 years, respectively, of credited service under the Pension Plan.

         Pension Plan Table. The following table sets forth the estimated annual benefits payable under the Pension Plan described above, upon retirement at age 65 as of December 31, 2003, expressed in the form of a life annuity, for the average annual earnings described above and years of service specified. Such amounts are in addition to any benefits payable under Social Security.


                          Creditable Years of Service at Age 65
                          -------------------------------------
      Average
   Annual Wages        15         20         25          30          35
   ------------     -------    -------    -------    --------    --------
    $ 25,000        $ 5,625    $ 7,500    $ 9,375    $ 11,250    $ 11,250
      50,000         11,603     15,549     19,495      23,441      23,441
      75,000         18,690     25,324     31,957      38,591      38,591
     100,000         25,778     35,099     44,420      53,741      53,741
     150,000         39,953     54,649     69,345      84,041      84,041
     200,000(1)      54,128     74,199     94,270     114,341     114,341

------------
(1) Pensionable Compensation is limited to $200,000 in accordance with Section 401(a)(17) of the Internal Revenue Code.

--------------------------------------------------------------------------------
          ADDITIONAL INFORMATION ABOUT DIRECTORS AND EXECUTIVE OFFICERS
--------------------------------------------------------------------------------

Section 16(a) Beneficial Ownership Reporting Compliance

         The Common Stock of the Company is registered pursuant to Section 12(g) of the Exchange Act. The officers and directors of the Company and beneficial owners of greater than 10% of the Company's Common Stock ("10% beneficial owners") are required to file reports of ownership and changes in beneficial ownership of the Common Stock with the SEC and Nasdaq and to provide copies of those reports to the Company. Based on the Company's review of such ownership reports furnished to the Company or written representations from certain reporting persons, except as noted below, no officer, director or 10% beneficial owner of the Company failed to file such ownership reports on a timely basis during the fiscal year ended December 31, 2003. Floyd P. Haggar, Senior Vice President, filed two Form 4 reports late related to two sales of securities transactions.

Certain Relationships and Related Transactions

         There were no directors, executive officers or immediate family members of such individuals who were engaged in transactions with the Bank or any subsidiary involving more than $60,000 during the year ended December 31, 2003.

         The Bank, like many financial institutions, has followed a policy of granting various types of loans to officers, directors and employees. In the Company's opinion, all outstanding loans to executive officers and directors of the Company and the Bank and members of their immediate family were made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than the normal risk of collectibility or present other unfavorable features. Furthermore, loans to an affiliate must be approved in advance by a disinterested majority of the Board of Directors of the Bank or be within other guidelines established as a result of applicable regulations. As of December 31, 2003, loans to executive officers and directors of the Company and the Bank, and their affiliates, were current and performing in accordance with their terms.

Compensation Committee Interlocks and Insider Participation

         The Compensation Committee of the Company during the year ended December 31, 2003, consisted of Messrs. Dusek, Olsen and Gregory. Mr. Gregory is the former President and Chief Executive Officer of the Bank. He has not served as an officer since 1995.

         During the year ended December 31, 2003, the Company had no "interlocking" relationships in which (i) an executive officer of the Company served as a member of the compensation committee of another entity, one of whose executive officers served on the compensation committee of the Company; (ii) an executive officer of the Company served as a director of another entity, one of whose executive officers served on the compensation committee of the Company; and (iii) an executive officer of the Company served as a member of the compensation committee of another entity, one of whose executive officers served as a director of the Company.

--------------------------------------------------------------------------------
        PROPOSAL II - RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR
--------------------------------------------------------------------------------

         The Board of Directors of the Company has appointed Grant Thornton LLP as the Company's independent auditor for the fiscal year ending December 31, 2004, subject to ratification by the Company's stockholders. A representative of Grant Thornton LLP is expected to be present at the Meeting, will have the opportunity to make a statement if he so desires, and is expected to be available to respond to appropriate questions.

         Ratification of the appointment of the independent auditor requires the affirmative vote of a majority of the votes cast, in person or by proxy, by the stockholders of the Company at the Meeting. The Board of Directors recommends that stockholders vote "FOR" the ratification of the appointment of Grant Thornton LLP as the Company's independent auditor for the 2004 fiscal year.

--------------------------------------------------------------------------------
                       PROPOSAL III - STOCKHOLDER PROPOSAL
--------------------------------------------------------------------------------

         Set forth below is the stockholder proposal in its entirety, as it was submitted to the Company by the stockholder. The Company will provide the name, address and number of shares of the Company's common stock owned by such stockholder upon receiving an oral or written request for such information.

                              "SHAREHOLDER PROPOSAL
                              ---------------------

Resolved, it is recommended that the Board of Directors of TF Financial Corporation (the "Company") take the steps necessary to remove any provisions in the Company's Certificate of Incorporation and Bylaws that segregate the Board of Directors into separate classes with staggered terms of office.

                              SUPPORTING STATEMENT
                              --------------------

The Company's Certificate of Incorporation and Bylaws presently segregate the members of the Board of Directors into three separate classes with staggered three year terms of office. This segregation of the Board of Directors is designed to limit the shareholders' ability to alter the composition of a majority of the Board. It is our recommendation that all of the members of the Company's Board of Directors be elected annually for a term of one (1) year. In our opinion, if the actions referenced in the foregoing

Shareholder Proposal were effectuated, we shareholders would have an increased ability to affect the management of the Company. Please vote YES on this Proposal."

         The Board of Directors of the Company disclaims any responsibility for the content of the stockholder proposal and for the statements made in support of the proposal. The stockholder proposal is included in this Proxy Statement in accordance with the rules of the Securities and Exchange Commission and is not endorsed by the Board of Directors. All members of the Board are stockholders of the Company and will vote AGAINST the stockholder proposal.

--------------------------------------------------------------------------------
                      BOARD RECOMMENDATION TO VOTE AGAINST
                       PROPOSAL III - STOCKHOLDER PROPOSAL
--------------------------------------------------------------------------------

         The stockholder proposal recommends that the Board take action to remove provisions from the Company's Certificate of Incorporation and Bylaws that the Board of Directors believes are in the best interest of the Company and its stockholders. The Board believes that the proposal is NOT in the best interests of stockholders.

         The provisions in the Company's Certificate of Incorporation and Bylaws which segregate the directors into three classes are designed to protect and maximize the value of stockholders' investment in the Company by ensuring stability and continuity of the directorship of the Company. The Board of Directors believes undermining the stability of the Board is not a desirable goal and that approval of this proposal would not achieve any benefit for the Company.

         The regulations of the Office of Thrift Supervision, the primary regulator of the Company's wholly- owned subsidiary, Third Federal Savings Bank (the "Bank"), require the Board of Directors of the Bank to be segregated into three classes. Because there is significant overlap between the Company's and the Bank's Boards of Directors, it is more convenient to have the director term be the same. In addition, the Board believes that federal law and regulations mandate a Bank board with three classes for purposes of continuity and stability and that such objectives should also be applied to the Company's Board of Directors.

         Furthermore, the stockholder proposal, if approved, will not effect a change to the Certificate of Incorporation or Bylaws. It merely recommends that the Board take action to effect the removal of the provisions that segregate the board into three classes. To effect such a change, the Board would need to submit for a separate stockholder vote a proposal to amend Article XI, Section B of the Certificate of Incorporation, which provides for the segregation of the Board into three classes. Pursuant to Article XX, certain provisions of the Certificate of Incorporation, including Article XI, may not be repealed, altered, amended or rescinded in any respect unless the same is approved by the affirmative vote of the holders of not less than 80% of the outstanding shares entitled to vote. The Board of Directors and executive officers of the Company would be expected to vote against such a proposal and they beneficially own an aggregate of 33.83% of the outstanding stock of the Company as of March 22, 2004, including 310,068 options subject to exercise and including shares held by the Third Federal Savings Bank ESOP and other stock benefit plans. Unallocated shares and shares for which no timely voting direction is received are voted by the ESOP Trustee as directed by the Board of Directors or the ESOP Committee, subject to the fiduciary duty of the ESOP Trustee. Thus, approval of the stockholder proposal does not ensure or render it any more likely that the proposed change will be adopted.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE AGAINST THE STOCKHOLDER PROPOSAL.

--------------------------------------------------------------------------------
                                  OTHER MATTERS
--------------------------------------------------------------------------------

         The Board of Directors is not aware of any business to come before the meeting other than those matters described above. However, if any other matters should properly come before the meeting, it is intended that proxies will be voted in respect thereof in accordance with the judgment of the person or persons voting such proxies.

--------------------------------------------------------------------------------
                                  MISCELLANEOUS
--------------------------------------------------------------------------------

         The  cost of  soliciting  proxies  will be borne  by the  Company.  The
Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Common Stock. Actual costs, however, may exceed estimated amounts. In addition to solicitations by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telephone without additional compensation.

         Upon receipt of a written request, the Company will furnish to any stockholder without charge a copy of the Company's Annual Report on Form 10-K (excluding exhibits) for the fiscal year ended December 31, 2003. Such written requests should be directed to Elizabeth Davidson Maier, Corporate Secretary, 3 Penns Trail, Newtown, Pennsylvania 18940.

--------------------------------------------------------------------------------
                              STOCKHOLDER PROPOSALS
--------------------------------------------------------------------------------

         In order to be considered for inclusion in the Company's proxy materials for the 2005 annual meeting of stockholders, a stockholder proposal must be received at the Company's executive office at 3 Penns Trail, Newtown, Pennsylvania 18940 no later than November 29, 2004. In addition, a stockholder proposal must meet other applicable criteria as set forth in the Company's bylaws and the rules of the Securities and Exchange Commission in order to be considered for inclusion in the Company's proxy materials.

         Under the Company's bylaws, a stockholder proposal that is not included in the Company's proxy statement for the 2005 annual meeting, will only be considered at such meeting if the stockholder submits notice of the proposal to the Company at the above address by February 27, 2005. In addition, a stockholder proposal must meet other applicable criteria as set forth in the Company's bylaws in order to be considered at the 2005 annual meeting.

                                              BY ORDER OF THE BOARD OF DIRECTORS

                                              /s/Elizabeth Davidson Maier

                                              Elizabeth Davidson Maier
                                              Corporate Secretary

                                                                      Appendix A

                            TF FINANCIAL CORPORATION
                           THIRD FEDERAL SAVINGS BANK

                             AUDIT COMMITTEE CHARTER

Purpose

         The Audit Committees of the Boards of Directors of TF Financial Corporation (the "Company") and Third Federal Savings Bank (the "Bank") shall be standing committees and are responsible for oversight of the Company's and the Bank's financial reporting and internal controls. The Audit Committee (the "Committee") of each of the Company and the Bank shall report to the respective Boards of Directors (the "Board" or "Boards") and their primary function is to assist the Boards in fulfilling their responsibility to shareholders related to financial accounting and reporting, the system of internal controls established by management and the adequacy of auditing relative to these activities. The Committees are granted the authority to investigate any activity of the Company and the Bank and are empowered to retain persons or firms having special competence as necessary to assist the Committees in fulfilling their responsibilities, including independent counsel and such other advisors as the Committees may determine to be necessary.

         The Committees are empowered to determine appropriate funding for payment of:

o compensation to any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company;

o    compensation to any advisers or counsel retained by the Committees; and

o ordinary administrative expenses of the Committees that are necessary or appropriate in carrying out their duties.

         While the Committees have the responsibilities and powers set forth in this Charter, it is not the duty of the Committees to plan or conduct audits or to determine that the Company's and the Bank's financial statements are complete and accurate or are in accordance with generally accepted accounting principles. The responsibility to plan and conduct audits is that of the Company's and the Bank's independent accountants. The Company's and the Bank's management have the responsibility to determine that the Company's and the Bank's financial statements are complete, accurate and in accordance with generally accepted accounting principles. Nor is it the duty of the Committees to assure the Company's and the Bank's compliance with laws and regulations. The primary responsibility for these matters also rests with the Company's and the Bank's management.

Committee Responsibilities

The following responsibilities are set forth as a guide with the understanding that the Committees may diverge from this guide, as appropriate, given the circumstances.

o Provide for an open avenue of communications between the internal audit staff, independent accountants, and the Boards and, at least once annually, meet with the internal audit staff and the independent accountants in private session.

o Review the qualifications and evaluate the performance of the independent accountants and be directly responsible for the appointment, compensation, retention and oversight of the work of any registered public accounting firm engaged (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company. The independent accountants shall report directly to the Committees.

o Receive on an annual basis a written statement from the independent accountants detailing all relationships between the independent accountants and the Company and the Bank consistent with requirements of the
     Independence Standards Board Standard 1, as may be modified or supplemented. The Committees shall actively engage in a dialogue with the independent accountants with respect to any disclosed relationships or services that may impact objectivity and independence of the independent accountants, and take, or recommend that the full Boards take, appropriate action to oversee the independence of the independent accountants.

o    Review and discuss with management the audited financial statements.

o Review and discuss the annual internal audit plan and any changes, and any special projects to be undertaken by the internal audit staff.

o Oversee the activities, organizational structure and qualifications of the internal audit staff.

o Review and discuss with the independent accountants (1) the proposed scope of their examination with emphasis on accounting and financial areas where the Committees, the independent accountants or management believe special attention should be directed, (2) results of their audit, (3) their evaluation of the adequacy of the system of internal controls, (4) significant disputes, if any, with management and (5) cooperation received from management in the conduct of the audit.

o As a whole, or through the Committee Chair, review interim results with the Company's financial officer and the independent accountants prior to the public announcement of financial results and the filing of the Form 10-Q.

o    Discuss  with  management,   internal  audit  staff,  and  the  independent
     accountants, any issues regarding significant risks or exposures and assess the steps management has taken to minimize such risk.

o Discuss with the independent accountants SAS 61 matters, as may be, modified or supplemented.

o Make a recommendation to the Board as to whether the financial statements should be included in the Company's Annual Report on Form 10-K.

o Establish and maintain procedures for (1) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (2) the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters. The Committees shall furnish a letter annually to all employees of the Company and the Bank providing instructions for employees on making confidential, anonymous submission.

o Review and, at the Committees' discretion, approve all "related party transactions" between directors, director nominees, executive officers, 5% or greater security holders, and immediate family members of such persons, on the one hand, and the Company or the Bank, on the other hand, for potential conflicts of interest.

o Perform such other functions as assigned by law, the Company's or the Bank's bylaws or as the Boards deem necessary and appropriate.

         The Committees shall pre-approve all audit services and permissible non-audit services to be rendered by the independent auditors in accordance with
Section 10A(i) of the Securities Exchange Act of 1934. The Committees may establish written policies and procedures for the pre-approval of audit and non-audit services to be performed by the outside auditor provided that these policies and procedures are detailed as to the particular service and do not result in the delegation of the Committees' responsibilities to management. The Committees may, in their discretion, delegate to one or more committee members the authority to pre-approve audit or non-audit services to be performed by the outside auditor provided that any such approvals are presented to the full Committees at the next scheduled committee meeting.

Committee Membership

o The membership of the Committees shall be appointed by the Boards and shall be comprised of at least three directors each of whom meets the definition of "independence" as defined by Rule 4200 of the Rules of the Nasdaq Stock Market, as may be modified or supplemented, as well as the more stringent independence requirements set forth under Rule 4350(d) of the Rules of the Nasdaq Stock Market, as may be modified or supplemented.

o All members of the Committees shall be able to read and understand fundamental financial statements, including a balance sheet, income statement and cash flow statement. At least one member of each Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

Committee Meetings

         Meetings shall be held as required, but no less than once a year. Minutes shall be recorded and reports of committee meetings shall be presented at the next Board meeting.

Charter Review and Approval

         This Charter shall be reviewed and reassessed by the Committees annually and shall be included in the proxy at least every three years.


The Boards of Directors of TF Financial Corporation and Third Federal Savings Bank approved this Audit Committee Charter on March 17, 2004.

--------------------------------------------------------------------------------
                            TF FINANCIAL CORPORATION
                                  3 PENNS TRAIL
                           NEWTOWN, PENNSYLVANIA 18940
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                         ANNUAL MEETING OF STOCKHOLDERS
                                 APRIL 28, 2004
--------------------------------------------------------------------------------

         The undersigned hereby appoints the Board of Directors of TF Financial Corporation (the "Company"), or its designee, with full powers of substitution, to act as attorneys and proxies for the undersigned, to vote all shares of common stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders (the "Meeting"), to be held at the Goodnoe Farm Restaurant, Durham Road and Sycamore Street, Newtown, Pennsylvania on April 28, 2004 at 10:00 a.m., Eastern time and at any and all adjournments thereof, as follows:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES.

                                                       FOR    WITHHELD
                                                       ---    --------
1. The election as directors of the nominees
   listed below, for three year terms:                  |_|      |_|

          George A. Olsen
          Dennis L. McCartney

          INSTRUCTIONS: To withhold your vote for either or both nominees, write the nominee's name on the line provided. _______________

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL II -
RATIFICATION OF INDEPENDENT AUDITOR.
                                                       FOR    AGAINST   ABSTAIN
                                                       ---    -------   -------

2. The  ratification of the  appointment
   of Grant Thornton  LLP as the
   Company's independent auditor for
   the fiscal year ending December 31, 2004.           |_|      [_|       |_|

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" PROPOSAL III - THE STOCKHOLDER PROPOSAL.
                                                       FOR    AGAINST   ABSTAIN
                                                       ---    -------   -------

3. Stockholder proposal - recommending
   the removal of any provisions in the
   Company's Certificate of Incorporation
   and Bylaws that segregate the Board of
   Directors into separate classes with
   staggered terms of office.                          |_|      |_|       |_|


THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO DIRECTION IS MADE, THIS SIGNED PROXY WILL BE VOTED FOR THE NOMINEES AND THE RATIFICATION OF INDEPENDENT AUDITOR AND AGAINST THE STOCKHOLDER PROPOSAL. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

          The undersigned acknowledges receipt from the Company, prior to the execution of this proxy, of Notice of the Meeting and a Proxy Statement dated March 29, 2004 and the Company's 2003 Annual Report to Stockholders.



                                                 Please check here if you
Dated:                , 2004                     plan to attend the Meeting.|_|



---------------------------------------          -------------------------------
SIGNATURE OF STOCKHOLDER                         SIGNATURE OF STOCKHOLDER


---------------------------------------          -------------------------------
PRINT NAME OF STOCKHOLDER                        PRINT NAME OF STOCKHOLDER


Please sign exactly as your name appears on this form of proxy. When signing as attorney, executor, administrator, trustee, or guardian, please give your full title. If shares are held jointly, each holder should sign.

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PLEASE  COMPLETE,  SIGN,  DATE,  AND MAIL THIS PROXY  PROMPTLY  IN THE  ENCLOSED
POSTAGE-PAID ENVELOPE.
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